SCHEDULE A
TO THE DISTRIBUTION PLAN
AS OF SEPTEMBER 11, 2023
PROFUNDS VP
ProFund VP Asia 30	ProFund VP Precious Metals
ProFund VP Banks	ProFund VP Real Estate
ProFund VP Materials	ProFund VP Rising Rates Opportunity
ProFund VP Bear	ProFund VP Semiconductor
ProFund VP Biotechnology	ProFund VP Short Dow 30
ProFund VP Bull	ProFund VP Short Emerging Markets
ProFund VP Consumer Staples	ProFund VP Short International
ProFund VP Consumer Discretionary	ProFund VP Short Mid-Cap
ProFund VP Dow 30	ProFund VP Short Nasdaq-100
ProFund VP Emerging Markets	ProFund VP Short Small-Cap
ProFund VP Europe 30	ProFund VP Small-Cap
ProFund VP Falling U.S. Dollar	ProFund VP Small-Cap Growth
ProFund VP Financials	ProFund VP Small-Cap Value
ProFund VP Health Care	ProFund VP Technology
ProFund VP Industrials	ProFund VP Communication Services
ProFund VP International	ProFund VP UltraBull
ProFund VP Internet	ProFund VP UltraMid-Cap
ProFund VP Japan	ProFund VP UltraNasdaq-100
ProFund VP Large-Cap Growth	ProFund VP UltraShort Dow 30
ProFund VP Large-Cap Value	ProFund VP UltraShort Nasdaq 100
ProFund VP Mid-Cap	ProFund VP UltraSmall-Cap
ProFund VP Mid-Cap Growth	ProFund VP U.S. Government Plus
ProFund VP Mid-Cap Value	ProFund VP Utilities
ProFund VP Nasdaq-100	ProFund VP Government Money Market
ProFund VP Energy	ProFund VP Access High Yield Fund
ProFund VP Pharmaceuticals